Exhibit 99.1

Bionik Laboratories Reports Fiscal Year Ended 2016 Financial Results and Provides Business Update

•	Acquisition of Interactive Motion Technologies, Inc. (IMT) further differentiates Bionik in robotics market and propels company to its next stage of growth
•	Bionik provides a wide range of rehabilitation solutions for individuals with neurological disorders living with both upper and lower body mobility challenges
•	Company to focus on near-term strategy of market expansion and revenue generation of commercial products

TORONTO and BOSTON – June 30, 2016 – Bionik Laboratories Corp. (OTCQX: BNKL) (“Bionik” or the "Company"), a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders announced today its financial results for the three months and fiscal year ended March 31, 2016. The Company also provided a business and development progress.

Corporate Highlights

•	Announced the acquisition of Interactive Motion Technologies, Inc. (IMT);
•	Combined Bionik and IMT teams with formation of bolstered Bionik executive management team;
•	Announced partnership with IBM to develop unique analytics system and apply sophisticated machine learning algorithms to improve the outcomes of neurological rehabilitation, beginning with ARKE, the Company’s lower body exoskeleton;
•	Provided the first European demonstration of ARKE during a presentation at the Colloquium on Sports and People with Disabilities at l’Université de Poitiers; and
•	Achieved 50% target enrollment for landmark RATULS Research Study of robot-assisted training - largest trial conducted to date in robotic rehabilitation.

Peter Bloch, Chief Executive Officer and Chairman of the Board stated, “We have made notable progress with the execution of our growth strategy with the completion of the IMT acquisition. We have effectively transformed Bionik by expanding the Company’s technology and product portfolio significantly, and importantly, with the addition of preeminent leaders in robotics technology development to the Bionik team.”

“With the integration of Bionik and IMT now complete we are able to focus on our near-term priorities of market expansion and revenue generation of our commercial products and driving our development products towards approval in key markets to further build a robust portfolio of robotic solutions for individuals with neurological disorders living with both upper and lower body mobility challenges. We believe the solid execution of these efforts will position Bionik for a breakthrough year.”

Upcoming Milestones Expected to Drive Value

•	Announce expansion of management team with key appointment of Chief Commercialization Officer;
•	Execute strategy of market expansion and revenue growth of newly added commercial products;
•	Progress towards commercialization of two development products: the InMotion ANKLE™, for individuals suffering from problems of walking and gait associated with neurological disorders; and a lower extremity product under development at MIT connected to Bionik’s MIT License Agreement, which is expected to be transferred to the Company later in 2016, at which time clinical plans will be determined;
•	Continue validation testing of ARKE;
•	Prepare for filing of regulatory approvals of ARKE with Health Canada and the European Medicines Agency (EMA);
•	Continue execution of growth strategy through additional licensing and acquisition transactions;
•	Complete phase one of the IBM development project for ARKE;
•	Continue to maintain a rigorous patent protection program for the Company’s proprietary robotic and technological intellectual property; and
•	Completion of enrollment of the 720 stroke patients in the RATULS Research study of robot-assisted training.

Summary of Financial Results for the Quarter and Year Ended March 31, 2016

For the quarter ended March 31, 2016, the Company reported a comprehensive loss of $1,004,092 resulting in a loss per share of $0.01, compared to a comprehensive loss of $7,609,347 for the quarter ended March 31, 2015, resulting in a loss per share of $0.14. For the year ended March 31, 2016, the Company reported a comprehensive income of $1,036,148 resulting in income per share of $0.01 compared to a comprehensive loss of $10,098,484 resulting in a loss per share of $0.20 for the year ended March 31, 2015. The decrease in the comprehensive losses from 2015 to 2016 is due to a change in fair value of warrant derivative liability. The Company ended the quarter ended March 31, 2016 with $5,381,757 of cash and cash equivalents and working capital of $187,156. Excluding the non-cash warrant derivative liability, working capital would be $5,323,146.

Excluding the impact of the warrants, the net comprehensive loss for the quarter ended March 31, 2016 was $1,875,005 and for the same period in the previous year was $1,221,874. For the year ended March 31, 2016, the net comprehensive loss excluding the impact of the warrants was $6,706,407 and for the same period of the previous year was $3,711,011.

As previously reported, in connection with the preparation of the Company's audited financial statements for the fiscal year ended December 31, 2015, it was determined that the warrants issued to brokers and shareholders by the Company at the closings of its 2015 financing should have been originally accounted for as a derivative liability in Bionik's audited financial statements. On March 17, 2016, Bionik restated its financial statements included in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 to account for the warrants as a derivative liability. The audited financial statements of the Company for the first quarter ended March 31, 2016 reflect the accounting of the warrants as a derivative liability.

Consolidated Balance Sheets

(Amounts expressed in US Dollars)

	As at	As at	As at	As at
	March 31, 2016	March 31, 2015	December 31, 2015	December 31, 2014
	$	$	$	$
Assets
Current
Cash and cash equivalents	5,381,757	6,125,108	6,617,082	209,933
Prepaid expenses and other receivables	231,733	158,419	188,217	81,130
Due from related parties	41,445	41,480	38,554	44,986
Short term advances	125,153	-	-	-
Loans receivable	379,908	-	307,459	-
Total Current Assets	6,159,996	6,325,007	7,151,312	336,049
Equipment	76,750	100,629	87,103	77,922
Total Assets	6,236,746	6,425,636	7,238,415	413,971

Liabilities and Shareholders' Equity (Deficiency)
Current
Accounts payable	320,871	208,787	134,718	308,947
Accrued liabilities	515,979	332,946	57,840	155,463
Warrant derivative liability	5,135,990	8,382,648	6,067,869	-
Total Liabilities	5,972,840	8,924,381	6,260,427	464,410
Shareholders' Equity (Deficiency)
Special Voting Preferred Stock, par value $0.001; Authorized - 1; Issued and outstanding - 1 (December 31, 2014 – Nil)	-	-	-	-
Common Shares, par value $0.001; Authorized - 150,000,000 (December 31, 2014 – 200,000,000); Exchangeable Shares; Authorized – Unlimited, Common shares Issued and outstanding – 22,591,292, 15,839,563, 22,428,313, nil; Exchangeable Shares Issued and Outstanding – 50,000,000 (December 31, 2014 – 49,737,096)	72,591	65,840	72,428	49,737
Additional paid-in capital	11,801,146	10,081,394	11,412,399	4,936,456
Shares to be issued	-	-	98,900	-
Deficit	(11,651,980)	(12,688,128)	(10,647,888)	(5,053,982)
Accumulated other comprehensive income	42,149	42,149	42,149	17,350
Total Shareholders' Equity (Deficiency)	263,906	(2,498,745)	977,988	(50,439)
Total Liabilities and Shareholders' Equity (Deficiency)	6,236,746	6,425,636	7,238,415	413,971

Consolidated Statements of Operations and Comprehensive (Loss) Income

(Amounts expressed in U.S. Dollars)

	3 months Ended March 31 2016	Year Ended March 31 2016	Year Ended March 31 2015 (Unaudited)	Year Ended December 31 2015	Nine month period ended December 31 2014
	$	$	$	$	$
Operating expenses
Research and development	343,742	1,397,554	1,537,491	1,489,483	1,101,820
General and administrative	1,438,553	3,676,125	1,621,341	2,666,669	1,192,244
Share-based compensation expense	158,244	1,495,837	484,210	1,709,230	112,573
Depreciation	14,387	63,454	44,448	59,479	34,036
Total operating expenses	1,954,926	6,632,970	3,687,490	5,924,861	2,440,673

Other expenses (income)
Imputed interest expense	-	-	27,677	-	27,677
Interest expense	-	2,839	6,391	3,018	6,212
Other income	(8,522)	(42,173)	(46,349)	(33,974)	(46,026)
Foreign exchange loss	(71,399)	112,771	36,211	184,125	36,211
Change in fair value of warrant derivative liability	(870,913)	(7,742,555)	6,387,473	(484,124)	-
Total other (income) expenses	(950,834)	(7,669,118)	6,411,403	(330,955)	24,074

Net (loss) income for the period	(1,004,092)	1,036,148	(10,098,893)	(5,593,906)	(2,464,747)
Foreign exchange translation adjustment	-	-	409	24,799	(24,390)

Net (loss) income and comprehensive (loss) income for the period	(1,004,092)	1,036,148	(10,098,484)	(5,569,107)	(2,489,137)

(Loss) income per share - basic	(0.01)	0.01	(0.20)	(0.08)	(0.05)
(Loss) income per share – diluted	(0.01)	(0.08)	(0.20)	(0.08)	(0.05)

Weighted average number of shares outstanding – basic	72,455,753	71,554,822	50,226,548	67,210,266	48,225,034
Weighted average number of shares outstanding – diluted	72,455,753	79,984,257	50,226,548	67,210,266	48,225,034

About Bionik Laboratories

Bionik Laboratories (OTCQX: BNKL), is a global, pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders. Through the acquisition of Interactive Motion Technologies, Bionik has added a portfolio of products focused on upper and lower extremity rehabilitation of stroke patients. The Company now has three products on the market and three products in varying stages of development. The InMotion Systems - the InMotion ARM™, InMotionWrist™, InMotion Hand™ and InMotion Ankle™, are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik is also developing a lower-body exoskeleton, ARKE™, designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. Each of Bionik’s products are or are expected to be designed to continually adapt to a patient’s ability and provide real time feedback to the physiotherapist through the use of Bionik’s proprietary data collection and analytics cloud network through its partnership with IBM.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the successful integration of IMT with Bionik and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Bionik Laboratories, Inc. Investor and Media Contact:
Jenene Thomas
Jenene Thomas Communications, LLC
(908) 996-0239

jenene@jenenethomascommunications.com

SOURCE: Bionik Laboratories Corp.

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